REPORT OF
INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM


To the Board of
Trustees of Northern
Lights Variable Trust
and the Shareholders
of TOPS Aggressive
Growth ETF Portfolio,
TOPS Balanced ETF
Portfolio, TOPS
Conservative ETF
Portfolio, TOPS
Growth ETF Portfolio,
TOPS Moderate
Growth ETF Portfolio,
TOPS Managed Risk
Balanced ETF
Portfolio, TOPS
Managed Risk Growth
ETF Portfolio, and
TOPS Managed Risk
Moderate Growth ETF
Portfolio


In planning and
performing our audits of
the financial statements
of TOPS Aggressive
Growth ETF Portfolio,
TOPS Balanced ETF
Portfolio, TOPS
Conservative ETF
Portfolio, TOPS Growth
ETF Portfolio, TOPS
Moderate Growth ETF
Portfolio, TOPS
Managed Risk
Balanced ETF Portfolio,
TOPS Managed Risk
Growth ETF Portfolio,
and TOPS Managed
Risk Moderate Growth
ETF Portfolio, each a
series of shares of
beneficial interest in
Northern Lights Variable
Trust (the
Portfolios), as of
December 31, 2017,
and for the year then
ended, in accordance
with the standards of
the Public Company
Accounting Oversight
Board (United States)
(PCAOB), we
considered the
Portfolios internal
control over financial
reporting, including
controls over
safeguarding securities,
as a basis for designing
our auditing procedures
for the purpose of
expressing our opinion
on the financial
statements and to
comply with the
requirements of Form
N-SAR, but not for the
purpose of expressing
an opinion on the
effectiveness of the
Portfolios internal
control over financial
reporting.  Accordingly,
we express no such
opinion.

The management of the
Portfolios is responsible
for establishing and
maintaining effective
internal control over
financial reporting.  In
fulfilling this
responsibility, estimates
and judgments by
management are
required to assess the
expected benefits and
related costs of
controls.  A companys
internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with accounting
principles generally
accepted in the United
States of America
(GAAP).  A
companys internal
control over financial
reporting includes those
policies and procedures
that (1) pertain to the
maintenance of records
that, in reasonable
detail, accurately and
fairly reflect the
transactions and
dispositions of the
assets of the company;
(2) provide reasonable
assurance that
transactions are
recorded as necessary
to permit preparation of
the financial statements
in accordance with
GAAP, and that receipts
and expenditures of the
company are being
made only in
accordance with
authorizations of
management and
trustees of the
company; and (3)
provide reasonable
assurance regarding
prevention or timely
detection of
unauthorized
acquisition, use or
disposition of a
companys assets that
could have a material
effect on the financial
statements.

Because of inherent
limitations, internal
control over financial
reporting may not
prevent or detect
misstatements.  Also,
projections of any
evaluation of
effectiveness to future
periods are subject to
the risk that controls
may become
inadequate because of
changes in conditions or
that the degree of
compliance with the
policies or procedures
may deteriorate.





A deficiency in internal
control over financial
reporting exists when
the design or operation
of a control does not
allow management or
employees, in the
normal course of
performing their
assigned functions, to
prevent or detect
misstatements on a
timely basis.  A material
weakness is a
deficiency, or
combination of
deficiencies, in internal
control over financial
reporting, such that
there is a reasonable
possibility that a
material misstatement
of the Portfolios' annual
or interim financial
statements will not be
prevented or detected
on a timely basis.

Our consideration of the
Portfolios internal
control over financial
reporting was for the
limited purpose
described in the first
paragraph and would
not necessarily disclose
all deficiencies in
internal control that
might be material
weaknesses under
standards established
by the PCAOB.
However, we noted no
deficiencies in the
Portfolios internal
control over financial
reporting and its
operation, including
controls over
safeguarding securities
that we consider to be a
material weakness, as
defined above, as of
December 31, 2017.

This report is intended
solely for the
information and use of
management, the
shareholders of TOPS
Aggressive Growth ETF
Portfolio, TOPS
Balanced ETF Portfolio,
TOPS Conservative
ETF Portfolio, TOPS
Growth ETF Portfolio,
TOPS Moderate Growth
ETF Portfolio, TOPS
Managed Risk
Balanced ETF Portfolio,
TOPS Managed Risk
Growth ETF Portfolio,
and TOPS Managed
Risk Moderate Growth
ETF Portfolio, the Board
of Trustees of Northern
Lights Variable Trust
and the Securities and
Exchange Commission
and is not intended to
be and should not be
used by anyone other
than these specified
parties.




BBD, LLP


Philadelphia,
Pennsylvania
February 16, 2018